EXHIBIT 24.1

                       ANHEUSER-BUSCH COMPANIES, INC.
                             POWER OF ATTORNEY

  Each of the undersigned directors and officers of Anheuser-Busch Companies, Inc., a Delaware corporation (the "Company"), hereby appoints August A. Busch IV, W. Randolph Baker, and JoBeth G. Brown, and each of them or their successors as officers of the Company acting singly, the true and lawful agents and attorneys of the undersigned, with full power of substitution, to do all things and to execute all instruments which any of them may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under said Act on Form S-8 of a total of 200,000 shares of common stock to be issued under the Company's 2008 Long-Term Equity Incentive Plan for Non-Employee Directors (the "2008 Plan Shares") and also, in conjunction therewith, the deregistration of previously registered shares of common stock remaining unissued and not subject to outstanding awards under the Company's Stock Plan for Non-Employee Directors and 2006 Restricted Stock Plan for Non-Employee Directors (Registration Statement Nos. 333-105363 and 333-144485). This authorization includes the authority to sign the name of each of the undersigned in the capacities indicated below to the said proposed Registration Statement to be filed in respect of said 2008 Plan Shares, and to any amendments (including post-effective amendments) to said proposed Registration Statement, or to Registration Statement Nos. 333-105363 and 333-144485, on or after this date.

       IN WITNESS WHEREOF, each of the undersigned has executed a copy of this Power of Attorney as of April 23, 2008.



  /S/ AUGUST A. BUSCH IV               /S/ W. RANDOLPH BAKER
      August A. Busch IV                   W. Randolph Baker
  President and Chief                  Vice President and
  Executive Officer and Director       Chief Financial Officer
  (Principal Executive Officer)        (Principal Financial Officer)


  /S/ JOHN F. KELLY                    /S/ AUGUST A. BUSCH III
      John F. Kelly                        August A. Busch III
  Vice President and Controller        Director
  (Principal Accounting Officer)


  /S/ CARLOS FERNANDEZ G.              /S/ JAMES J. FORESE
      Carlos Fernandez G.                  James J. Forese
  Director                             Director


  /S/ JOHN E. JACOB                    /S/ JAMES R. JONES
      John E. Jacob                        James R. Jones
  Director                             Director


  _________________________            /S/ VERNON R. LOUCKS, JR.
  Charles F. Knight                        Vernon R. Loucks, Jr.
  Director                             Director



  /S/ VILMA S. MARTINEZ                _________________________
      Vilma S. Martinez                William Porter Payne
  Director                             Director


  /S/ JOYCE M. ROCHE'                  /S/ HENRY HUGH SHELTON
      Joyce M. Roche'                      Henry Hugh Shelton
  Director                             Director


  /S/ PATRICK T. STOKES                _________________________
      Patrick T. Stokes                Andrew C. Taylor
  Director                             Director

  _________________________            /S/ EDWARD E. WHITACRE JR.
  Douglas A. Warner III                    Edward E. Whitacre Jr.
  Director                             Director